Exhibit 1.1

AVISTA CORPORATION

2,750,000 Shares of Common Stock

Underwriting Agreement

December 12, 2006

UBS Securities LLC,

As Representative of the several

Underwriters named in Schedule I hereto

299 Park Avenue

New York, New York 10171-0026,

Ladies and Gentlemen:

Avista Corporation, a Washington corporation (the “Company”), confirms its agreement with UBS Securities LLC and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters”) for whom UBS Securities is acting as representative (in such capacity you shall hereinafter be referred to as the “Representative”), with respect to (i) the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, without par value (“Common Stock”), and the preferred share purchase rights appurtenant thereto (the “Rights”), of the Company set forth in Schedule I hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 412,500 additional shares of Common Stock and the preferred share purchase rights apparent thereto, to cover over-allotments, if any. The aforesaid 2,750,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 412,500 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities”. The Rights will be issued in accordance with the Rights Agreement, dated November 15, 1999 (the “Rights Agreement”), between the Company and the Bank of New York, as rights agent.

To the extent there is only one Underwriter named in Schedule I hereto, the terms “Representative” and “Underwriters” as used herein shall mean such Underwriter.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-139239) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the best knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any part thereof or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; in this agreement,

(i) the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is called the “Basic Prospectus”;

(ii) any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is called a “Preliminary Prospectus”;

(iii) such registration statement, as deemed revised pursuant to Rule 430B(f)(1) under the Act on the effective date of such registration statement for purposes of Section 11 of the Act (as such section applies to the Company and the Underwriters for the Securities pursuant to Rule 430B(f)(2) under the Act (the “Effective Date”)), including the exhibits thereto and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at the Effective Date but excluding the Statement of Eligibility on Form T-1, is called the “Registration Statement”;

(iv) the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is called the “Pricing Prospectus”;

(v) the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is called the “Prospectus”;

(vi) any reference to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus;

(vii) any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the form of prospectus contained in any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be;

(viii) any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and

(ix) any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is called an “Issuer Free Writing Prospectus”;

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission;

(c) the Pricing Prospectus, at the time of filing thereof with the Commission, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(d) For the purposes of this Agreement, the “Applicable Time” is 8:30 am (Eastern time) on the date of this Agreement; the Pricing Prospectus and the information included on Schedule III hereto, all considered together (together the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein; no Issuer Free Writing Prospectus listed on Schedule II(a) hereto conflicted or will conflict with the information contained in the Registration Statement, the Pricing Prospectus, or the Prospectus; and no such Issuer Free Writing Prospectus, considered together with the Pricing Disclosure Package as of the Applicable Time, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(e) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the time of the execution and delivery of this Agreement, except as set forth on Schedule II (b) hereto;

(f) The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(g) The Prospectus and any amendments or supplements thereto, when filed with the Commission, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and the Prospectus and any amendments and supplements thereto, when they are filed with the Commission and at the Time of Delivery (as defined below), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(h) Except as set forth in or contemplated by the Pricing Prospectus, (i) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (A) any material adverse change in or affecting the business, financial condition, shareholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole, or any development reasonably expected to result in such a material adverse change (in each case, a “Material Adverse Change”), (B) any transaction entered into by the Company or any subsidiary thereof which is material to the Company and its subsidiaries as a whole other than transactions in the ordinary course of business, and (C) any change in the capital stock or long-term debt of the Company or any of its subsidiaries (except for shares of common stock issued under the Company’s Dividend-Reinvestment and Stock Purchase Plan and employee benefit plans and director and/or executive compensation plans and except for scheduled maturities of long-term debt) and (ii) neither the Company nor any of its subsidiaries has any contingent obligation which is material to the Company and its subsidiaries as a whole;

(i) The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Washington, is duly qualified to do business and in good standing as a foreign corporation under the laws of the States of Idaho, Montana and Oregon, and has corporate and other power and authority and has all material required approvals and authorizations to own, lease and operate its properties, and to transact an electric and/or gas public utility business in such jurisdictions;

(j) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable;

(k) Each of Avista Capital, Inc. (“Avista Capital”), Avista Energy, Inc. (“Avista Energy”) and Advantage IQ, Inc. (“Advantage IQ”) is duly incorporated and validly existing in good standing under the laws of the State of Washington and has corporate and other power and authority and has all material required approvals and authorizations to own, lease and operate its properties, and to transact its business;

(l) All of the issued shares of capital stock of Avista Capital, Avista Energy and Advantage IQ have been duly and validly authorized and issued, are fully paid and non-assessable; 1,715,000 shares of Avista Capital’s capital stock are issued and outstanding and the Company is the record and beneficial owner of all shares of such capital stock; 11,822,899 shares of Avista Energy’s capital stock are issued and outstanding and Avista Capital is the record and beneficial owner of 11,801,728 shares of such capital stock; and 29,591,434 shares of Advantage IQ’s capital stock are issued and outstanding (which consist of (i) 2,031,814 shares of non-voting preferred stock and (ii) 27,559,620 shares of common stock) and Avista Capital is the record and beneficial owner of 1,849,698 shares of such preferred stock and 27,540,570 shares of such common stock; and the shares of capital stock of Avista Capital, Avista Energy and Advantage IQ that are owned directly or indirectly by the Company are owned free and clear of all security interests, liens, encumbrances, equities and claims;

(m) The Securities have been duly authorized by all necessary corporate action on the part of the Company, and, when issued and delivered against payment therefore as provided in this Agreement, the Securities will be validly issued, fully paid and nonassessable, will not be subject to any preemptive or similar rights and will be free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever; the Securities will be substantially in the form previously delivered to the Representative; and the Securities will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; except as set forth in the Pricing Prospectus, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Common Stock of the Company or any other securities of the Company of any kind binding on the Company (except pursuant to dividend reinvestment, stock purchase or ownership, stock option, director or employee benefit plans) and there are no outstanding securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares as described in this Agreement; there are no restrictions upon the voting or transfer of any shares of the Company’s Common Stock pursuant to the Company’s Restated Articles of Incorporation or By-laws; there are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Common Stock; no person has the right, contractual or otherwise, to cause the Company to issue to it, or to register pursuant to the Act, any shares of capital stock or other securities of the Company upon the filing of the Registration Statement or the issuance or sale of the Securities hereunder;

(n) The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is currently listed and quoted on the New York Stock Exchange under the trading symbol “AVA”;

(o) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities and this Agreement and the consummation by the Company of the transactions herein and therein contemplated will not (i) violate the Company’s Restated Articles of Incorporation, as amended, or By-laws or (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any statute or, to the knowledge of the Company, any order, rule or regulation of any court or any federal or state regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which breach, violation or default referred to in this clause (ii) would individually, or in the aggregate, have, or would be reasonably expected to have, a material adverse effect on the business, financial condition, shareholders’ equity or results of operations of the Company and its subsidiaries considered as a whole (in each case, a “Material Adverse Effect”);

(p) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and such consents, approvals, authorizations, filings or registrations as may be required by the Washington Utilities and Transportation Commission (the “WUTC”), the Idaho Public Utilities Commission (the “IPUC”) and the Public Utility Commission of Oregon (the “OPUC”);

(q) None of the Company, Avista Capital, Avista Energy and Advantage IQ is (i) currently in violation of its Restated Articles of Incorporation or By-laws or, (ii) except as set forth in the Pricing Prospectus, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound which default, in the case of clause (ii) would have, or would be reasonably expected to have, a Material Adverse Effect, except for any such default in the performance or observance of any such obligation, agreement, covenant or condition that has been waived in accordance with the applicable agreement;

(r) Other than as set forth in the Pricing Prospectus, neither the Company nor any of its subsidiaries (i) is in violation of any statute, or any rule, regulation, decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environmental or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (ii) does not own or operate any real property which to its knowledge is contaminated with any substance that is subject to any environmental laws, (iii) is not to its knowledge liable for any off-site disposal or contamination pursuant to any environmental laws, and (iv) is not subject to any claim relating to any environmental laws and the Company is not aware of any pending investigation which could reasonably be expected to lead to such a claim, which, in the case of (i), (ii), (iii), or (iv), would reasonably be expected to result in a Material Adverse Effect;

(s) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Common Stock”, insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fairly present the information purported to be given;

(t) The Rights Agreement has been duly authorized, executed and delivered by the Company; when the Rights shall have been issued in accordance with the terms of this Agreement such Rights will constitute legally issued and binding obligations, subject to regulatory approval and other conditions specified in the Rights Agreement;

(u) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(v) The Company is not, and, after giving effect to the offering and sale of the Securities, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(w) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

(x) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

(y) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries and have audited the Company’s internal control over financial reporting and management’s assessment thereof, is a registered public accounting firm, and is independent with respect to the Company and its subsidiaries, each within the meaning of the Exchange Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board;

(z) The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; the Company’s internal control over financial reporting is effective; and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(aa) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

(bb) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed to ensure that material information relating to the Company and its subsidiaries is communicated to the Company’s principal executive officer and principal financial officer. The Company’s disclosure controls and procedures are effective.

2. (a) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price per share set forth in Schedule III, the number of Initial Securities set forth in Schedule I opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) In addition, subject to the terms and conditions herein set forth, the Company, acting severally and not jointly, hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 412,500 shares of Common Stock, at the price per share set forth in Schedule III, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Securities Time of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Time of Delivery, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Dewey Ballantine LLP, counsel for the Company, at 1301 Avenue of the Americas, New York, New York 10019, (the “Closing Location”) or at such other place as shall be agreed upon by the

Representative and the Company, at 10:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Time of Delivery”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Option Securities Time of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities and the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Time of Delivery, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Time of Delivery or the relevant Option Securities Time of Delivery, as the case may be. Subject to the provisions of subsection (e) below, the certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in New York, New York not later than 2:00 P.M. (Eastern time) on the business day prior to the Time of Delivery or the relevant Option Securities Time of Delivery, as the case may be.

(e) Global Securities. In lieu of the delivery to the Underwriters of certificates representing the Securities at the Time of Delivery and on each Option Securities Time of Delivery, as contemplated above, the Company, with the approval of the Representative, may deliver one or more global Securities to a custodian (the “Designated Office”) for The Depository Trust Company (“DTC”), to be held by DTC initially for the accounts of the several Underwriters.

3. Upon the authorization by the Representative of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Prospectus.

4. The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the Closing Location, and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Representative, promptly after the Company receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto contemplated by Rule 401(g) (2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or other prospectus or suspending any such qualification, promptly to use all commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York business day succeeding the date of this Agreement, or as soon thereafter as may be reasonably practicable, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representative may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representative and upon their reasonable request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(e) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon their request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) covering a period of at least 12 months beginning after the later of (i) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (ii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act and the rules and regulations thereunder including Rule 158;

(e) During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Registration of the Offer and sale of the Securities as contemplated hereunder and the sale of the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option, right or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing executive compensation plans, employee benefit plans or non-employee director stock plans of the Company referred to in the Prospectus or any renewal or extension of such plan as may be approved by the requisite holders of shares of the Company’s Common Stock, or (D) any shares of Common Stock issued pursuant to the Company’s dividend reinvestment and direct stock purchase plan;

(f) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(g) The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange; and

(h) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with rules 456(b) and 457(r) under the Act.

6. (a) (i) The Company represents and agrees that without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, other than one or more term sheets relating to the Securities containing customary information that do not require the Company to file any material pursuant to Rule 433(d), it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii) any such free writing prospectus the use of which has been consented to by the Company or the Representative, as the case may be, is listed on Schedule II (a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus listed on Schedule II(a) hereto or of which the Company shall have knowledge, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following the issuance of (i) an Issuer Free Writing Prospectus listed on Schedule II(a) hereto (ii) an Issuer Free Writing Prospectus, the use of which the Company shall have consented or (iii) an Issuer Free Writing Prospectus, the use of which the Representative shall have consented, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished by an Underwriter for use therein.

7. The Company hereby covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, the Basic Prospectus, the Pricing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any “Blue Sky” survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) any expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any “Blue Sky” survey, if any; (iv) the fees and expenses of any transfer agent or registrar for the Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder shall be subject, in the discretion of the Representative, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery and at and as of the time of delivery for any Option Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; any material required to be filed by the Company pursuant to Rule 433 (d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative;

(b) There shall have been issued and there shall be in full force and effect, (i) appropriate orders of the WUTC, the IPUC and the OPUC permitting the issuance and sale of the Securities on the terms herein set forth or contemplated, and containing no provision reasonably unacceptable to the Representative, it being understood that no such order in effect on the date of this Agreement contains any such unacceptable provision, and (ii) an appropriate exemptive order of the MPSC;

(c) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to the Representative such written opinion and a negative assurance letter, dated the Time of Delivery, with respect to the incorporation of the Company, the Securities, the Registration Statement, the Pricing Disclosure Package and the Prospectus, as well as such other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) Marian M. Durkin, Esq., Senior Vice President, General Counsel and Chief Compliance Officer of the Company, shall have furnished to the Representative her written opinion or opinions, dated the Time of Delivery, to the effect set forth in Exhibit A hereto;

(e) Dewey Ballantine LLP, counsel to the Company, shall have furnished to the Representative its written opinions, dated the Time of Delivery, to the effect set forth in Exhibit B hereto;

(f) On the date of this Agreement, at or prior to the time of the execution and delivery hereof, and at the Time of Delivery, Deloitte & Touche LLP shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative;

(g) Except as set forth in or contemplated by the Pricing Prospectus, (i) since the respective dates as of which information is given in the Pricing Prospectus and the Prospectus there shall not have been (A) any Material Adverse Change, (B) any transaction entered into by the Company or any subsidiary thereof which is material to the Company and its subsidiaries as a whole other than transactions in the ordinary course of business, or (C) any change in the capital stock or long-term debt of the Company or any of its subsidiaries (except for shares of Common Stock issued under the Company’s Dividend-Reinvestment and Stock Purchase Plan, employee benefit plans and director and/or executive compensation plans and except for scheduled maturities of long-term debt) and (ii) neither the Company nor any of its subsidiaries shall have any contingent obligation which is material to the Company and its subsidiaries as a whole, the effect of which, in the case of any such event specified in clauses (i) or (ii) above, is in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated in this Agreement or in the Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on any securities exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak of hostilities or the escalation of existing hostilities involving the United States or the declaration by the United States of a national emergency or war, or the occurrence of any other national or international calamity or crises, including without limitation, acts of terrorism, or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in this clause (iv) in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses;

(k) The Company shall have furnished or caused to be furnished to the Representative at the Time of Delivery certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Representative may reasonably request;

(l) At the Time of Delivery, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance; and

(i) At the Time of Delivery, the Representative shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule IV hereto.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein;

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary

Prospectus, the Pricing Prospectus, the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and each Underwriter will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred;

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnified party shall not, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any such pending or threatened action or claim;

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof)

referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall, except as limited by subsection (c) above, be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint; and

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Time of Delivery or an Option Securities Time of Delivery, the Representative may in its discretion arrange for itself or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representative to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that it have so arranged for the purchase of such Securities, or the Company notifies the Representative that it has so arranged for the purchase of such Securities, the Representative or the Company shall have the right to postpone the Time of Delivery or a Option Securities Time of Delivery, as the case may be, for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which, in the reasonable judgment of the Representative, may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities;

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery or the Option Securities Time of Delivery, as the case may be, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder at the Time of Delivery or the Option Securities Time of Delivery, as the case may be and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default;

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery or the Option Securities Time of Delivery, as the case may be, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof, but this Agreement is not consummated for any other reason, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to the Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement made or given by the Representative purportedly on behalf of any Underwriter.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative in care of UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, Attention: Syndicate Department; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Treasurer; Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company with respect to the offering contemplated hereby or the process leading thereto except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with the offering contemplated hereby or the process leading thereto.

16. Subject to the last paragraph of Section 15 hereof, this Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Time shall be of the essence of this Agreement.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and any exercise of remedies under this Agreement shall be governed by the laws of the State of New York, in each case including, without limitation, Section 5-1401 of the New York General Obligation Law.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us 8 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that the acceptance by you of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in the Agreement Among Underwriters, a copy of which shall be submitted to the Company for examination, but without warranty on the part of the Representative as to the authority of the signers thereof (other than the Representative).

Very truly yours,

AVISTA CORPORATION

By:	/s/ Malyn K. Malquist
	Name:	Malyn K. Malquist
	Title:	Executive Vice President and Chief Financial Officer

Accepted as of the date hereof:

UBS SECURITIES LLC

By:	/s/ James Schaefer
	Name:	James Schaefer
	Title:	Managing Director

By:	/s/ Jonathan Schudmak
	Name:	Jonathan Schudmak
	Title:	Associate Director

On behalf of each of the Underwriters

Schedule I

Underwriter	Number of Initial Securities
UBS Securities LLC.	2,750,000

Total	2,750,000

Schedule II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None

(b)	Additional Documents Incorporated by Reference:

None

Schedule III

AVISTA CORPORATION

2,750,000 Shares of Common Stock

The purchase price per share for the Securities to be paid by the several Underwriters shall be $25.05.

Schedule IV

List of Persons Subject to Lock-Up

Name	Title
Gary G. Ely	Chairman of the Board and President

Marian M. Durkin	Senior Vice President, General Counsel and Chief Compliance Officer

Karen S. Feltes	Senior Vice President of Human Resource and Corporate Secretary

Malyn K. Malquist	Executive Vice President and Chief Financial Officer

Scott L. Morris	President and Chief Operating Officer

Christy M. Burmeister-Smith	Vice President and Treasurer

Don F. Kopczynski	Vice President

David J. Meyer	Vice President and Chief Counsel of Regulatory and Governmental Affairs

Kelly O. Norwood	Vice President

Ronald R. Petersen	Vice President

Ann M. Wilson	Vice President and Controller

Roger D. Woodworth	Vice President

Erik J. Anderson	Director

Kritianne Blake	Director

Roy Lewis Eiguren	Director

Jack W. Gustavel	Director

John F. Kelley	Director

Michael L. Noël	Director

Lura J. Powell, Ph.D.	Director

Heidi B. Stanley	Director

R. John Taylor	Director